Exhibit 99.1

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Universal Logistics Holdings, Inc. Announces Third Quarter 2016 Earnings Release and Conference Call Dates and Provides Outlook

Warren, MI – October 4, 2016 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) announced today the planned release of its third quarter 2016 financial results after the market closes on Thursday, October 27, 2016.

Based on currently available information, Universal expects to report income from operations in the range of $9.2 million to $11.2 million, on total operating revenues anticipated to range from $260.0 million to $270.0 million. This compares to $16.9 million of operating income in the third quarter of 2015 on revenues totaling $284.2 million. Universal anticipates earnings per diluted share to be in the range of $0.16 to $0.20 for the third quarter of 2016, compared to $0.32 per share in third quarter 2015.

“Although we do see some bright spots, the global macro headwinds facing our businesses continue to be a significant drag on our earnings,” stated Universal’s Chief Executive Officer, Jeff Rogers.  “This is particularly true in our value-added operations supporting the heavy-truck market.  We expect these operations to break-even in the month of September 2016; however, operating losses during the first two months of the quarter totaled $1.3 million.  This compares to operating income of $3.5 million earned in in the third quarter of last year.  Despite these challenges, we continue to grow our other value-added business at a fast pace, and we are very excited about future opportunities in our pipeline.  We continue to focus on delivering superior service performance for our customers and we are tightly managing our cost as we weather a very difficult environment.”

Quarterly Earnings Conference Call Dial-in Details

We invite investors and analysts to our quarterly earnings conference call:

Time:	10:00 AM EDT
Date:	Friday, October 28, 2016
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	90900872

During the call, Jeff Rogers, Chief Executive Officer, Jude Beres, Chief Financial Officer, and Steven Fitzpatrick, Vice President of Finance and Investor Relations, will discuss Universal’s third quarter 2016 financial performance, the demand outlook in our key markets and other trends impacting our business.

A replay of the conference call will be available beginning two hours after the call through November 25, 2016, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 90900872. The call will also be available on investors.goutsi.com.

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.